Form N-CSR Item 12(b) Exhibit

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Treasurer and President, respectively, of Eaton Vance Series Fund, Inc. (the “Corporation”) that:

(a)	The Semi-Annual Report of the Corporation on Form N-CSR for the period ended January 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Corporation for such period.

A signed original of this written statement required by section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Eaton Vance Series Fund, Inc.

Date: March 13, 2015

/s/ James F. Kirchner
James F. Kirchner
Treasurer

Date: March 13, 2015

/s/ Payson F. Swaffield
Payson F. Swaffield
President